                        [CHADBOURNE & PARKE LETTERHEAD]

                                                                     Exhibit 5.1




                                                        December 19, 2002


Herbalife International, Inc.
and each of the Guarantors
of the Series B Notes
1800 Century Park East
Los Angeles, California 90067


Ladies and Gentlemen:

            In connection with the registration under the Securities Act of 1933, as amended (the "Act") of $165,000,000 principal amount of 11-3/4% Series B Senior Subordinated Notes due 2010 (the "Series B Notes") of Herbalife International, Inc., a Nevada corporation (the "Issuer"), and the guarantees by each of the guarantors listed on Schedule A hereto (such guarantors are hereinafter referred to as the "Guarantors" and the Guarantors, together with the Issuer, are hereinafter referred to as the "Registrants") of the Issuer's obligations under the Series B Notes (the "Guarantees" and, together with the Series B Notes the "Securities"), we, as your special counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and representatives of the Registrants, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such

Herbalife International, Inc.             2                  December 19, 2002


examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Indenture relating to the Securities.

            Based on the foregoing, and subject to the qualifications and limitations stated herein, we advise you that, in our opinion, when the Registration Statement on Form S-4 registering the Securities (the "Registration Statement") has become effective under the Act, the terms of the Securities have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer or the Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer and the Guarantors, and the Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered in exchange for the Series A Notes and the guarantees thereon as contemplated in the Registration Statement, the Series B Notes will constitute the valid and legally binding obligations of the Issuer and the Guarantees will constitute valid and legally binding obligations of each of the Guarantors, in each case subject to the effects of bankruptcy, insolvency, fraudulent

Herbalife International, Inc.             3                  December 19, 2002


conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         With your permission, with respect to matters of Nevada law, we have relied exclusively on the opinion of Marshall Hill Cassas & de Lipkau dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Marshall Hill Cassas & de Lipkau, that (i) the Issuer is duly formed or incorporated, validly existing and in good standing under the laws of the State of Nevada, (ii) the Issuer has all corporate power and authority under Nevada law to consummate the Exchange Offer and to execute, deliver and perform its obligations under the Registration Statement, the Indenture, the Purchase Agreement, the Notes and the Registration Rights Agreement (the "Note Documents") and (iii) each of the Note Documents has been duly authorized, executed and delivered by the Issuer under Nevada law.

         With your permission, with respect to matters of California law, we have relied exclusively on the opinion of Irell & Manella dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is

Herbalife International, Inc.             4                  December 19, 2002


in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Irell & Manella, that (i) each of the Guarantors formed or incorporated in California is duly formed or incorporated, validly existing and in good standing under the laws of the State of California, (ii) each of the Guarantors formed or incorporated in California has all corporate power and authority under California law to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by each of the Guarantors formed or incorporated in California under California law.

            With your permission, with respect to matters of Delaware law, we have relied exclusively on the opinion of Morris, Nichols, Arsht & Tunnell dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to that matters as are contained in such opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Morris, Nichols, Arsht & Tunnell, that (i) each of the Guarantors formed or incorporated in Delaware is duly formed or incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) each of the Guarantors formed or incorporated in Delaware has all

Herbalife International, Inc.             5                  December 19, 2002


corporate power and authority under Delaware law to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by each of the Guarantors formed or incorporated in Delaware under Delaware law.

         With your permission, with respect to matters of Cayman Islands law, we have relied exclusively upon the opinion of Maples & Calder dated December 19, 2002, as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Maples & Calder, that (i) WH Intermediate Holdings Ltd. is duly incorporated, validly existing and in good standing under the laws of Cayman Islands, (ii) WH Intermediate Holdings Ltd. has all corporate power and authority under the laws of the Cayman Islands to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by WH Intermediate Holdings Ltd. under Cayman Islands law.

            With your permission, with respect to matters of Luxembourg law, we have relied exclusively on the opinion of Bonn Schmitt Steichen dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and

Herbalife International, Inc.             6                  December 19, 2002


which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Bonn Schmitt Steichen, that (i) each of WH Luxembourg Holdings S.a.R.L., WH Luxembourg Intermediate Holdings S.a.R.L. and WH Luxembourg CM S.a.R.L. is duly formed or incorporated, validly existing and in good standing under the laws of Luxembourg, (ii) each of WH Luxembourg Holdings S.a.R.L., WH Luxembourg Intermediate Holdings S.a.R.L. and WH Luxembourg CM S.a.R.L. has all corporate power and authority under Luxembourg law to execute, deliver and perform its obligations under the Note Documents and
(iii) each of the Note Documents has been duly authorized, executed and delivered by each of WH Luxembourg Holdings S.a.R.L., WH Luxembourg Intermediate Holdings S.a.R.L. and WH Luxembourg CM S.a.R.L. under Luxembourg law.

         With your permission, with respect to matters of Brazilian law, we have relied exclusively on the opinion of Corvo Advogados dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Corvo Advogados, that (i) Herbalife International Do

Herbalife International, Inc.             7                  December 19, 2002


Brasil Ltda. is duly formed or incorporated, validly existing and in good standing under the laws of Brazil, (ii) Herbalife International Do Brasil Ltda. has all corporate power and authority under the laws of Brazil to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife International Do Brasil Ltda. under the laws of Brazil.

            With your permission, with respect to matters of English law, we have relied exclusively on the opinion of Chadbourne & Parke, a Multinational Partnership dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Chadbourne & Parke, a Multinational Partnership, that (i) each of Herbalife (UK) Limited and Herbalife Europe Limited is duly formed or incorporated, validly existing and in good standing under the laws of England,
(ii) each of Herbalife (UK) Limited and Herbalife Europe Limited has all corporate power and authority under the laws of England to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by each of Herbalife
(UK) Limited and Herbalife Europe Limited under the laws of England.

Herbalife International, Inc.             8                   December 19, 2002


            With your permission, with respect to matters of Finnish law, we have relied exclusively on the opinion of Hannes Snellman dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Hannes Snellman, that (i) Herbalife International Finland OY is duly formed or incorporated, validly existing and in good standing under the laws of Finland, (ii) Herbalife International Finland OY has all corporate power and authority under the laws of Finland to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife International Finland OY under the laws of Finland.

            With your permission, with respect to matters of Israeli law, we have relied exclusively on the opinion of Herzog, Fox & Neeman dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Herzog, Fox & Neeman, that (i) Herbalife International of

Herbalife International, Inc.             9                   December 19, 2002


Israel (1990) Ltd. is duly formed or incorporated, validly existing and in good standing under the laws of Israel, (ii) Herbalife International of Israel (1990) Ltd. has all corporate power and authority under the laws of Israel to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife International of Israel (1990) Ltd. under the laws of Israel.

            With your permission, with respect to matters of Japanese law, we have relied exclusively on the opinion of Tomotsune & Kimura dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Tomotsune & Kimura, that (i) Herbalife of Japan K.K. is duly formed or incorporated, validly existing and in good standing under the laws of Japan, (ii) Herbalife of Japan K.K. has all corporate power and authority under the laws of Japan to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife of Japan K.K. under the laws of Japan.

            With your permission, with respect to matters of Mexican law, we have relied exclusively on the opinion of Bufete Carrillo Gamboa, S.C. dated as of

Herbalife International, Inc.             10                  December 19, 2002


December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Bufete Carillo Gamboa, S.C., that (i) each of Herbalife Internacional de Mexico, S.A. de C.V. and Herbalife Products de Mexico, S.A. de C.V is duly formed or incorporated, validly existing and in good standing under the laws of Mexico, (ii) each of Herbalife Internacional de Mexico, S.A. de C.V. and Herbalife Products de Mexico, S.A. de C.V has all corporate power and authority under the laws of Mexico to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by each of Herbalife Internacional de Mexico, S.A. de C.V. and Herbalife Products de Mexico, S.A. de C.V under the laws of Mexico.

            With your permission, with respect to matters of Swedish law, we have relied exclusively on the opinion of Manneheimer Swartling dated as of December 19, 2002 as to the matters set forth therein, a copy of which has been delivered to you and which is in form and scope satisfactory to us, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in that opinion. Without limiting the foregoing, we have assumed, in reliance upon the opinion of Manneheimer Swartling, that (i) Herbalife Sweden

Herbalife International, Inc.             11                  December 19, 2002


Aktiebolag is duly formed or incorporated, validly existing and in good standing under the laws of Sweden, (ii) Herbalife Sweden Aktiebolag has all corporate power and authority under the laws of Sweden to execute, deliver and perform its obligations under the Note Documents and (iii) each of the Note Documents has been duly authorized, executed and delivered by Herbalife Sweden Aktiebolag under the laws of Sweden.

            Also, we have relied as to certain matters on information obtained from public officials, officers of the Issuer and the Guarantors and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

            We are members of the bar of the State of New York and we do not express any opinion herein concerning any laws other than the laws of the State of New York and the federal law of the United States of America.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to us under the heading "Validity of Securities" in the Prospectus therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

Herbalife International, Inc.             12                  December 19, 2002


                                           Very truly yours,



                                           Chadbourne & Parke LLP

                                   Schedule A

Herbalife International Do Brasil Ltda.

Herbalife (UK) Limited

Herbalife Europe Limited

Herbalife International Finland OY

Herbalife International of Israel (1990) Ltd.

Herbalife of Japan K.K.

Herbalife Internacional de Mexico, S.A. de C.V.

Herbalife Products de Mexico, S.A. de C.V.

Herbalife Sweden Aktiebolag

Herbalife China, LLC

Herbalife International of America, Inc.

Herbalife International Communications Inc.

Herbalife International Distribution, Inc.

Herbalife International of Europe, Inc.

Herbalife Taiwan, Inc.

Herbalife International (Thailand) Ltd.

WH Luxembourg CM S.a.R.L.

WH Luxembourg Intermediate Holdings S.a.R.L.

WH Luxembourg Holdings S.a.R.L.

WH Intermediate Holdings Ltd.